Exhibit 10.3

AMENDED GUIDELINES AND PROCEDURES FOR

TDS OFFICER BONUSES

Starting with the 2009 performance year, sixty percent (60%) of each officer’s bonus will be determined by his/her assessed performance. The remaining forty percent (40%) will be based on the business units’ financial results, as determined by their performance on meeting the targets contained in their approved senior management bonus programs for the performance year.

INDIVIDUAL PERFORMANCE BONUS (60% OF THE TARGET VALUE):

•      Decision Making Components:

The supervising officer will take into consideration the following factors:

•      The officer’s overall performance for the year, to include:

•      His/her assessed performance in carrying out his/her ongoing duties and responsibilities, and all major initiatives for the year, including those that arose during the performance year.

•      Interrelated with the above, the performance feedback received from the officer’s direct reports/key associates.

•      Such additional factors as may be pertinent with respect to any particular officer’s performance during the year. They could include such things as new and substantive responsibilities assumed during the year; the caliber of the executive’s leadership and development of his/her team, and overall supervisory performance; and the development and maintenance of effective working relationships with key associates, as well as across the enterprise and at all organizational levels.

•      As applicable, the executive’s level of pay in comparison with those holding similar positions in companies of comparable size across American industry will be taken into consideration in determining his/her total compensation for the year (salary and bonus).

•      Rating Procedure:

An officer’s bonus for individual performance will be determined in accordance with the following rating system:

Performance Category	Bonus as a % of Target Bonus
Far exceeds reasonable performance standards.	140% - 170%
Significantly exceeds reasonable performance standards.	100% - 140%
Meets/Almost meets reasonable performance standards.	80% - 110%
Significantly below reasonable performance standards.	0% - 80%

COMPANY PERFORMANCE BONUS (40%):

•      Methodology:

This bonus will be determined as follows:

Company	Bonus Program Results as a % of Target Results		Weighting	Bonus % Earned
USCC		%	75%		%
TDS Telecom		%	25%		%
Total Bonus Earned			100%

EXAMPLE OF HOW AN OFFICER’S BONUS WOULD BE CALCULATED:

•      Compensation and Individual Performance Assumptions:

•      Salary: $300,000

•      Target Bonus Percentage: 30%

•      Individual Performance rating: 120%

•      Target Bonus Calculations Given Above Assumptions and New TDS Officer Bonus Ground Rules:

•      For Individual and Company Performance: $90,000 ($300,000 x .3 = $90,000).

•      For Individual Performance: $54,000 ($90,000 x .6 = $54,000).

•      For Company Performance: $36,000 ($90,000 x .4 = $36,000).

•      For USCC Bonus Program Performance: $27,000 ($36,000 x .75 = $27,000).

•      For TDS Telecom Bonus Program Performance: $9,000 ($36,000 x .25 = $9,000).

•      Bonus Program Results Assumptions:

•      USCC bonus program results, as a percent of targeted results: 90%

•      TDS Telecom bonus program results, as a percent of targeted results: 105%

•      Bonus Earned Given Above Assumptions:

•      For Individual Performance: $64,800 ($54,000 x 1.2).

•      For Company Performance:

•      Bonus percentage earned:

Company	Bonus Program Results as a % of Target Results	Weighting	Bonus % Earned
USCC	90%	75%	67.5%
TDS Telecom	105%	25%	26.3%
		100%	93.8%

•      Dollar bonus earned: $33,800 ($36,000 x .938).

•      For Individual and Company Performance Total Bonus earned:

•	For Individual Performance:	$64,800
•	For Company Performance:	$33,800
		$98,600

In sum, with the above discussed method of determining TDS officer bonuses, we will formally recognize the important relationship between Company performance and the amount of TDS officers’ bonuses. However, 60% of each TDS officer’s annual bonus will be determined by a thorough assessment of his/her performance. Thus, your accomplishments and contributions, and those of the teams you lead, will continue to be the primary determinant of your annual bonus awards.

Any bonus amount awarded with respect to a performance year will be paid during the period commencing on the January 1 immediately following the performance year and ending on the March 15 immediately following the performance year.  Notwithstanding the foregoing, in the event that payment by such March 15th is administratively impracticable and such impracticability was unforeseeable (in each case, such that payment continues to qualify as a “short-term deferral” within the meaning of section 409A of the Internal Revenue Code), payment will be made as soon as administratively practicable after such March 15th, but in no event later than the December 31st immediately following the performance year.  Payment will be made in the form of a lump sum.

The preceding simply are guidelines.  Notwithstanding anything to the contrary, 100% of the bonus is discretionary, and an officer shall have no right or expectation with respect to any bonus until TDS has determined whether a bonus will be paid for a performance year.  The bonus is not earned by the officer, nor does the officer have a legally binding right to the bonus, unless and until the bonus amount, if any, is paid.